Exhibit 99.2

Contact: Tim Berryman Director – Investor Relations Medical Properties Trust, Inc. (205) 969-3755 tberryman@medicalpropertiestrust.com

Medical Properties Trust Announces Pricing of Public Offering of Common Stock

BIRMINGHAM, Ala.—(BUSINESS WIRE)—Nov. 5, 2019— Medical Properties Trust, Inc. (the “Company”) (NYSE: MPW) announced today that it has priced an underwritten public offering of 50,000,000 shares of its common stock at a public offering price of $18.50 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 7,500,000 shares of its common stock. The Company estimates that the net proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $892 million, or approximately $1.0 billion if the underwriters’ option to purchase additional shares is exercised in full.

The Company intends to use the net proceeds from the offering to fund the cash purchase price for the acquisition of a portfolio of 10 acute care hospitals owned and operated by LifePoint Health, Inc. for a combined purchase price of approximately $700.0 million. The offering is not conditioned upon the successful completion of the LifePoint acquisition. The Company intends to use the remaining balance of the net proceeds (or all of the net proceeds if the LifePoint acquisition is not completed) for general corporate purposes, which may include repaying indebtedness (including amounts outstanding from time to time under its revolving credit facility and/or term loan facility), working capital and capital expenditures, and potential future acquisitions.

J.P. Morgan, BofA Securities, Goldman Sachs & Co. LLC, Barclays, Credit Agricole CIB, Credit Suisse, KeyBanc Capital Markets, MUFG, Raymond James, RBC Capital Markets, Scotiabank, Stifel, SunTrust Robinson Humphrey and Wells Fargo Securities acted as joint book running managers for the offering.

The offering is expected to close on November 8, 2019, subject to customary closing conditions. All of the shares of common stock will be issued under the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”). The offering is being made only by means of a prospectus supplement and accompanying prospectus. When available, copies of the final prospectus supplement and the prospectus relating to the offering may be obtained by contacting J.P. Morgan Securities LLC at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (866) 803-9204; BofA Securities at NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, dg.prospectus_requests@baml.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: (866) 471-2526, facsimile: (212) 902-9316 or by emailing Prospectus-ny@ny.email.gs.com; or by visiting the SEC’s EDGAR public database at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any shares of the Company’s common stock or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to acquire and develop net-leased hospital facilities. The Company’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations.

This press release includes “forward-looking statements” within the meaning of securities laws of applicable jurisdictions. Forward-looking statements can generally be identified by the use of forward-looking words such as “may,” “will,” “would,” “could,” “expect,” “intend,” “plan,” “aim,” “estimate,” “target,” “anticipate,” “believe,” “continue,” “objectives,” “outlook,” “guidance” or other similar words, and include statements regarding the Company’s plans, strategies, objectives, targets, future expansion and development activities and expected financial performance. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all), of the LifePoint acquisition; the risk that this offering may not be completed on the proposed terms, if at all; the ability of the Company’s tenants to meet the terms of their agreements; expected payout ratio; the amount of acquisitions of healthcare real estate, if any; capital markets conditions; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt or equity arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular; and the value of the Company’s real estate assets, which may limit its ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by the Company’s properties or on an unsecured basis, and the factors referenced under the section captioned “Item 1.A Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2018. Actual results, performance or achievements may vary materially from any projections and forward looking statements and the assumptions on which those statements are based. Readers are cautioned not to place undue reliance on forward- looking statements and the Company disclaims any responsibility to update such information.